FORM 8-K

SECURITIES AND
EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2007

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On May 15, 2007, United States Cellular Corporation (“U.S. Cellular”) issued a news release announcing its results of operations for the period ended March 31, 2007 and certain other information.  A copy of the news release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02 of Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under Item 8.01 — Other Matters below are incorporated by reference herein.

Item 8.01. Other Matters.

The following updates the disclosures in U.S. Cellular’s Notification of Late Filing on Form 12b-25 dated May 10, 2007 and U.S. Cellular’s Current Report on Form 8-K dated May 10, 2007, which are incorporated by reference herein.

U.S. Cellular expects to file its Quarterly Report on Form 10-Q (“Form 10-Q”) for the period ended March 31, 2007 with the Securities and Exchange Commission (“SEC”) on May 15, 2007.  As a result of such filing, U.S. Cellular will be in compliance with its revolving credit agreement, forward contracts and long-term debt indenture, and with the listing requirements of the American Stock Exchange and New York Stock Exchange.

Also, upon the filing of its Form 10-Q for the period ended March 31, 2007, U.S. Cellular will be current in its SEC filings.  Due to restatements announced in November 2005 and November 2006, U.S. Cellular had been delayed in its SEC filings and had not been current in such filings for most of the period from November 2005 to May 15, 2007.  As a result of the restatements and delayed SEC filings, officers and other insiders have been restricted from trading in U.S. Cellular securities since October 2005.  After U.S. Cellular becomes current in its SEC filings on May 15, 2007, such officers and insiders will be permitted to trade in U.S. Cellular securities beginning on May 16, 2007 until trading is restricted again in the ordinary course pursuant to the TDS and U.S. Cellular Insider Trading Policy.  Because such officers and insiders have been precluded from trading in U.S. Cellular securities since October 2005, it is possible that officers and other insiders of U.S. Cellular may effect sales of a relatively large number of U.S. Cellular Common Shares for a period of time after May 15, 2007.  The shares that may be sold are primarily shares that have been acquired upon the exercise of options or upon the vesting of restricted stock or restricted stock units.

As a result of the lifting of restrictions on trading on May 16, 2007, certain executive officers of U.S. Cellular plan to enter into Rule 10b5-1 sales plans with their brokers to sell U.S. Cellular Common Shares. The purpose of such Rule 10b5-1 plans is to achieve broader diversification of investments while reducing the risk of over concentration in a particular investment. The executive officers that intend to enter into such plans are John E. Rooney, President and Chief Executive Officer; Kenneth R. Meyers, Chief Accounting Officer; Jay M. Ellison, Executive Vice President and Chief Operating Officer; and Michael S. Irizarry, Executive Vice President and Chief Technical Officer.

A Rule 10b5-1 plan is designed to permit officers and directors to plan securities transactions in advance when they are not aware of material non-public information or subject to a company-imposed blackout period, and then carry out those pre-planned transactions at a later time, even if they later become aware of material non-public information and/or become subject to a company-imposed blackout period.  A Rule 10b5-1 plan must either specify (including by formula) the amount, pricing and timing of transactions in advance or delegate discretion on those matters to an independent third party.  During the term of the plan, the officer or director may not exercise any influence over the amount of securities to be traded, the price at which they are to be traded or the date of the trade.  As transactions are executed in the future under the plan, they will be disclosed in accordance with applicable U.S. federal securities laws. Except as may be required by law, U.S. Cellular does not undertake to report future plans by officers or directors of the Company nor to report modifications, terminations, transactions or other activities under any Rule 10b5-1 plan or any such future plans.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

Attached as Exhibit 99.2 is a safe harbor cautionary statement under the Private Securities Litigation Reform
Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation

(Registrant)

Date:  May 15, 2007

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President — Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	Earnings Press Release dated May 15, 2007

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement